                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

         COMPUTER HORIZONS COMPLETES SALES OF ITS CHIMES, INC. UNIT AND
                               COMMERCIAL DIVISION

Mountain Lakes, NJ, February 16, 2007- Computer Horizons Corp. (Nasdaq: CHRZ), a
strategic solutions and professional services company, today announced that the sales of Chimes, Inc. to Axium International and CHC's Commercial Division to
TEKsystems Inc., a wholly owned subsidiary of Allegis Group, Inc. have closed.
Both sale transactions were approved at a Special Meeting of Shareholders on
February 14, 2007.

Corporate Contacts:     David Reingold - Senior Vice President
      Investor Relations, Marketing
      Computer Horizons Corp.
      (973) 299-4105/4061
      DREINGOLD@COMPUTERHORIZONS.COM

CHRZ-G